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                                                                   EXHIBIT 10.26



                            LINE OF CREDIT AGREEMENT



     THIS LINE OF CREDIT AGREEMENT (the "Agreement") is made and entered into as of this 4th day of March, 1998 by and between SANWA BANK CALIFORNIA (the "Bank") and MAXWELL TECHNOLOGIES, INC. (the "Borrower").

                                   SECTION I
                               AGREEMENT TO LEND

     1.01 COMMITMENT TO LEND. Subject to the terms and conditions of this Agreement and so long as no Event of Default occurs, the Bank agrees to extend to the Borrower the credit accommodations that follow.

     1.02 LINE OF CREDIT. The Bank agrees to make loans and advances ("Advances") to the Borrower, upon the Borrower's request therefor made prior to the Expiration Date, up to a total principal amount from time to time outstanding not more than $20,000,000 (the "Line of Credit"); provided that any sums repaid under the Line of Credit may be reborrowed.

          A. PURPOSE. Advances made under the Line of Credit shall be used for general corporate purposes.

          B. INTEREST. Interest shall accrue from the date of each Advance under the Line of Credit at one of the following rates, as quoted by the Bank and as elected by the Borrower below:

               1. A variable rate per annum equivalent to an index for a variable interest rate which is quoted, published or announced from time to time by the Bank as its reference rate (the "Reference Rate") and as to which loans may be made by the Bank at, below or above such Reference Rate (the "Variable Rate"). Interest shall be adjusted concurrently with any change in the Reference Rate. An Advance based upon the Variable Rate is hereinafter referred to as a "Variable Rate Advance".

               2. A fixed rate quoted by the Bank for 14 to 180 days or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond the Expiration Date) [the "Interest Period"] for Advances in the minimum amount of $100,000. Such interest rate shall be a percentage approximately equivalent to 1.25% in excess of the rate which the Bank's Treasury Desk determines as being the approximate rate at which the Bank could purchase offshore U.S. dollar deposits (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the purchase by the Bank of such U.S. dollar deposits) in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Eurodollar Interest Period [the "Eurodollar Rate"]. An Advance based upon the Eurodollar Rate is hereinafter referred to as a "Eurodollar Advance".

               3. A fixed rate quoted by the Bank for 1, 2, 3, or 6 months or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond the Expiration Date) [the "LIBOR Interest Period"] for Advances in the minimum amount of $100,000. Such interest rate shall be a percentage approximately equivalent to 1.25% in excess of the Bank's LIBOR Rate which is that rate determined by the Bank's Treasury Desk as being the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%)) of the U.S. dollar London Interbank Offered Rates for such period appearing on page 3750 (or such other page as may replace page 3750 of the Telerate screen at or about 11:00 a.m. (London time) on the second Business Day prior to the first days of such period (adjusted for any and all assessments, surcharges and reserve requirements) [the "LIBOR Rate"]. An Advance based upon the LIBOR Rate is hereinafter referred to as a "LIBOR Advance".

               Interest on any Advance shall be computed on the basis of 360 days per year, but charged on the actual number of days elapsed.

               Interest on Variable Rate Advances shall be paid in monthly installments commencing on the last day of the month following the date of the first such Advance and continuing on the last day of each month thereafter.

               Interest on any Eurodollar Advance or LIBOR Advance with an Interest Period or LIBOR Interest Period of 90 days or less on the last day of the relevant Interest Period or LIBOR Interest Period. The Borrower further



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promises and agrees to pay the Bank interest on any Eurodollar Advance or LIBOR
Advance with an Interest Period or LIBOR Interest Period in excess of 90 days on a quarterly basis (i.e., on the last day of each 90-day period occurring in such Interest Period or LIBOR Interest Period) and on the last day of the relevant Interest Period or LIBOR Interest Period.

               If interest is not paid as and when it is due, it shall be added to the principal, become and be treated as a part thereof, and shall thereafter bear like interest.

          C. NOTICE OF BORROWING: Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a business day, the Borrower may borrow under the Line of Credit by requesting:

               1. A Variable Rate Advance. A Variable Rate Advance may be made on the day notice is received by the Bank; provided, however, that if the Bank shall not have received notice at or before 2:00 p.m. on the day such Advance is requested to be made, such Variable Rate Advance may, at the Bank's option, be made on the next business day.

               2. A Eurodollar Advance or LIBOR Advance. Notice of any Eurodollar Advance or LIBOR Advance shall be received by the Bank no later than two business days prior to the day (which shall be a Business Day) on which the Borrower requests such Advance to be made.

          D. NOTICE OF ELECTION TO ADJUST INTEREST RATE: Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a business day, the Borrower may elect:

               1. That interest on a Variable Rate Advance shall be adjusted to accrue at the Eurodollar Rate or LIBOR Rate; provided, however, that such notice shall be received by the Bank no later than two business days prior to the day (which shall be a business day) on which the Borrower requests that interest be adjusted to accrue at the Eurodollar Rate or LIBOR Rate.

               2. That interest on a Eurodollar Advance or LIBOR Advance shall continue to accrue at a newly quoted Eurodollar Rate or LIBOR Rate or shall be adjusted to commerce to accrue at the Variable Rate; provided, however, that such notice shall be received by the Bank no later than two business days prior to the last day of the Eurodollar Interest Period pertaining to such Eurodollar Advance or LIBOR Advance. If the Bank shall not have received notice (as prescribed herein) of the Borrower's election that interest on any Eurodollar Advance or LIBOR Advance shall continue to accrue at the newly quoted Eurodollar Rate or LIBOR Rate, the Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the relevant Interest Period pertaining to such Advance.

          E. PREPAYMENT: The Borrower may prepay any Advance in whole or in part, at any time and without penalty, provided, however, that: (i) any partial prepayment shall first be applied, at the Bank's option, to accrued and unpaid interest and next to the outstanding principal balance; and (ii) during any period of time in which the interest is accruing on any Advance on the basis of the Eurodollar Rate or LIBOR Rate, no prepayment shall be made on any Advance bearing interest at the Eurodollar Rate or LIBOR Rate except on a day which is the last day of the relevant Interest Period pertaining thereto. If the whole or any part of any Eurodollar Advance or LIBOR Advance is prepaid by reason of acceleration or otherwise, the Borrower shall, upon the Bank's request, promptly pay to and indemnify the Bank for all costs, expenses and any loss (including loss of future interest income) actually incurred by the Bank and any loss (including loss of profit resulting from the re-employment of funds) deemed sustained by the Bank as a consequence of such prepayment.

     The Bank shall be entitled to fund all or any portion of its Advance in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Bank actually funded all Advances through the purchase of dollar deposits in the Eurodollar Interbank Market in the amount of the relevant Advance and in maturities corresponding to the then applicable Interest Period.

          F. INDEMNIFICATION FOR EURODOLLAR RATE OR LIBOR RATE COSTS: During any period of time in which interest on any Advance is accruing on the basis of the Eurodollar Rate or LIBOR Rate, the Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining to funds used by the Bank in quoting and determining the Eurodollar rate or LIBOR Rate.

          G. CONVERSION FROM EURODOLLAR RATE OR LIBOR RATE TO VARIABLE RATE: In the event that the Bank shall at

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any time determine that the accrual of interest on the basis of the Eurodollar
Rate or LIBOR rate (i) is infeasible because the Bank is unable to determine the Eurodollar Rate or LIBOR Rate due to the unavailability of U.S. dollar deposits, contracts of certificates of deposit in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to relevant Interest Period or (ii) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrower, in which event the Advance bearing interest at the Eurodollar Rate or LIBOR Rate shall be deemed to be a Variable Rate Advance and interest shall thereupon immediately accrue at the Variable Rate.

            H. PRINCIPAL. Unless sooner due in accordance with the terms of this Agreement, on the Expiration Date, the Borrower hereby promises and agrees to pay to the Bank in full the aggregate unpaid principal amount of all Advances then outstanding, together with all accrued and unpaid interest thereon.

            I. EXPIRATION OF LINE OF CREDIT. Unless earlier terminated in accordance with the terms of this Agreement, the Bank's commitment to make Advances to the Borrower hereunder shall automatically expire on January 31, 2000 (the "Expiration Date").

            J. COMMITMENT FEE. Borrower agrees to pay to Bank a commitment fee of .125% per annum on the unused portion of the Line of Credit, payable quarterly in arrears on the last day of each January, April, July and October and computed on a year of 360 days for actual days elapsed.

            K.   LINE ACCOUNT:

                    1. The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debts and credits as shall be appropriate in connection with the Line of Credit (the "Line Account"). The Bank shall provide the Borrower with a monthly statement of the Borrower's Line Account upon the Borrower's request therefor from time to time, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within 30 days after the Borrower's receipt of any such statement which it deems to be incorrect.

                    2. The Borrower hereby authorizes the Bank, if and to the extent payment owed to the Bank under this Agreement is not made when due, to charge, from time to time, against any or all of the Borrower's deposit accounts with the Bank any amount so due.

                    3. If any payment required to be made by the Borrower hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. All payments required to be made hereunder shall be made to the office of the Bank designated for the receipt of notices herein or such other office as Bank shall from time to time designate.

            L. LATE PAYMENT. In addition to any other rights the Bank may have hereunder, if any payment of principal (other than a principal payment due pursuant to Section 1.02H.) or interest, or any portion thereof, under this Agreement is not paid when due, a late payment charge equal to five percent (5%) of such past due payment may be assessed and shall be immediately payable.

            M. DISBURSEMENT OF PROCEEDS FROM ADVANCES. Any Advance made hereunder shall be conclusively presumed to have been made to and for the Borrower's benefit when the proceeds of such Advance are disbursed in accordance with the Borrower's instructions or deposited into a checking account of the Borrower maintained at the Bank.

    1.03 LETTER OF CREDIT SUB-FACILITY: Subject to the terms of the Agreement and those contained herein, the Bank agrees to issue commercial letters of credit of up to $5,000,000 and standby letters of credit of up to $20,000,000 (each a "Letter of Credit") on behalf of the Borrower for general corporate purposes. At no time, however, shall the total face amount of all standby Letters of Credit outstanding and 50% of all commercial Letters of Credit outstanding, less any partial draws paid by the Bank, exceed the sum of $20,000,000 and, together with the total principal amount of all Advances exceed the Line of Credit.

            A. Upon the Bank's request, the Borrower shall promptly pay to the Bank issuance fees of 1.50% per annum


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     for standby letters of credit and standard fees as quoted by the Bank in its sole discretion from time to time for commercial letters of credit and such other fees, commissions, costs and any out-of-pocket expenses charged or incurred by the Bank with respect to any Letter of Credit.

          B. The commitment by the Bank to issue Letters of Credit shall, unless earlier terminated in accordance with the terms of the Agreement, automatically terminate on the Expiration Date and no standby Letter of Credit shall expire on a date which is 365 days after the Expiration Date and no commercial Letter of Credit shall expire on a date which is 90 days after the Expiration Date.

          C. Each Letter of Credit shall be in form and substance satisfactory to the Bank and in favor of beneficiaries satisfactory to the Bank, provided that the Bank may refuse to issue a Letter of Credit due to the nature of the transaction or its terms or in connection with any transaction where the Bank, due to the beneficiary or the nationality or residence of the beneficiary, would be prohibited by any applicable law, regulation or order from issuing such Letter of Credit.

          D. Prior to the issuance of each Letter of Credit, but in no event later than 10:00 a.m. (California time) on the day such Letter of Credit is to be issued (which shall be a Business Day), the Borrower shall deliver to the Bank a duly executed form of the Bank's standard form of application for issuance of a Letter of Credit with proper insertions.

          E. The Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to any Letter of Credit.

          In the event that Borrower fails to pay any drawing under any Letter of Credit or the balances in the depository account or accounts maintained by the Borrower with Bank are insufficient to pay such drawing, without limiting the rights of Bank hereunder or waiving any Event of Default caused thereby, Bank may, and Borrower hereby authorizes Bank to create an Advance bearing interest at the rate provided in Section 1.02 hereof to pay such drawing.

     1.04 FOREIGN EXCHANGE FACILITY. Borrower may from time to time request Bank to purchase or sell foreign currency in a specified amount, at a fixed price, and for delivery at a future date no greater than 365 days from the date of purchase (each a "Foreign Exchange Contract"). At no time, however, shall 15% of the aggregate settlement price of all Foreign Exchange Contracts outstanding exceed $750,000 as determined by Bank at the time of entering into each Foreign Exchange Contract.

          A. REQUESTS FOR FOREIGN EXCHANGE CONTRACTS. Each request for a Foreign Exchange Contract shall be made by telephone or rapifax, confirmed in writing (each a "Request"). Each Request shall be delivered or communicated to the Bank no later than 3:00 p.m. (California time) on the day (which shall be a Business Day) on which the Foreign Exchange Contract is requested. By making any such Request, Borrower agrees that all matters relating to each such Foreign Exchange Contract shall be governed by this Agreement and Borrower restates all warranties and representations made by Borrower herein as if made on the date the Foreign Exchange Contract is entered into.

          B. EXPIRATION DATE. The commitment by the Bank to enter into Foreign Exchange Contracts shall, unless earlier terminated in accordance with this Agreement, automatically terminate on the Expiration Date and no Foreign Exchange Contract shall expire on a date which is more than 365 days after the Expiration Date.

          C. AVAILABILITY. Bank may refuse to enter into a Foreign Exchange Contract with the Borrower where the Bank, in its sole discretion, determines that such foreign currency is unavailable, or where Bank would be prohibited by any applicable law, regulation or order from purchasing such foreign currency.

          D. PURPOSE. The Foreign Exchange Contract shall be used to hedge foreign exchange exposure and/or risk.

          E. PAYMENT. Payment is due on the settlement date of any Foreign Exchange Contract (the "Payment Date"). Bank is hereby authorized by Borrower to charge the full settlement price of any Foreign Exchange Contract against the depository account or accounts maintained by the Borrower with Bank on the Payment Date.



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          F. ASSESSMENTS. Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any assessment, reserve, deposit, capital maintenance or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to any Foreign Exchange Contract.

     1.05 EXISTING TERM LOANS. The Borrower is presently indebted to the Bank under a certain promissory note dated May 28, 1992 in the original principal sum of $2,000,000.00 (the "Existing Term Notes"). It is hereby understood and agreed that the Existing Term Notes shall be and are subject to the terms and conditions of this Agreement.

                                   SECTION II
                              CONDITIONS PRECEDENT

     2.01 CONDITIONS PRECEDENT TO FIRST ADVANCE. Prior to the first Advance or disbursement of the Term Loan hereunder, the Borrower shall deliver or cause to be delivered to the Bank, in form and substance satisfactory to the Bank:

          A. AUTHORITY TO BORROW. Evidence relating to the duly given approval and authorization of the execution, delivery and performance of this Agreement, all other documents, instruments and agreements required under this Agreement and all other actions to be taken by the Borrower hereunder or thereunder.

          B. LOAN DOCUMENTS. All other documents, instruments and agreements required or necessary to consummate the transactions contemplated under this Agreement (collectively the "Loan Documents"), all fully executed.

          C. GUARANTIES. Continuing guaranty(ies) in favor of the Bank executed by I-Bus, Inc., Maxwell Federal Division, Inc., Maxwell Information Systems, Inc., Maxwell Business Systems, Inc., Maxwell Energy Products, Inc., and PurePulse Technologies, Inc., together with evidence that the execution, delivery and performance by an guarantor has been duly authorized.

          D. MISCELLANEOUS DOCUMENTS. Such other documents and opinions as the Bank may require with respect to the transactions described in this Agreement.

     2.02 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Bank to make each Advance (including the first Advance) is subject to the further conditions precedent that, as of the date of each Advance and after the making of such Advance:

          A. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section IV hereof and in any other document, instrument, agreement or certificate delivered to the Bank hereunder are true and correct.

          B. EVENT OF DEFAULT. No event has occurred and is continuing which constitutes, or, with the lapse of time or giving of notice or both, would constitute an Event of Default as defined in Section VI hereof.

     For the purposes hereof, the Borrower's acceptance of the proceeds of any Advance shall be deemed to constitute the Borrower's representation and warranty that the statements set forth in sections 3.02 A and 3.02 B above are true and correct.

                                  SECTION III
                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

     3.01 STATUS. The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware and is properly licensed, qualified to do business and in good standing in, and, where necessary to maintain the Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Borrower is doing business.

     3.02 AUTHORITY. The execution, delivery and performance by the Borrower of this Agreement and the Loan

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Documents have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, writ, judgment or injunction presently in effect affecting the Borrower, (ii) result in a breach of or constitute a default under any material agreement to which the Borrower is a party or by which it or its properties may be bound of affected; (iii) require any consent or approval of its stockholders or violate any provision of its articles of incorporation or by-laws.

     3.03 LEGAL EFFECT. This Agreement constitutes, and any document, instrument or agreement required hereunder when delivered will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     3.04 FICTITIOUS TRADE STYLES. There are no fictitious trade styles used by the Borrower in connection with its business operations. The Borrower shall notify the Bank not less than 30 days prior to effecting any change in the matters described herein or prior to using any other fictitious trade style at any future date, indicating the trade style and state(s) of its use.

     3.05 FINANCIAL STATEMENTS. All financial statements, information and other data which may have been or which may hereafter be submitted by the Borrower to the Bank are true, accurate and correct and have been or will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the Borrower's financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of any such financial statement, information or other data to the Bank, the Borrower represents and warrants that no material adverse change in the Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

     3.06 LITIGATION. Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court or administrative agency which, if determined adversely to the Borrower, would have a material adverse effect on the Borrower's financial condition or operations.

     3.07 TITLE TO ASSETS; PERMITTED LIENS. The Borrower has good and marketable title to all of its assets and the same are not subject to any security interest, encumbrance, lien or claim of any third person other than:
(i) liens for taxes, assessments or similar charges either not yet due or being duly contested in good faith; (ii) liens of mechanics, materialmen, warehousemen or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (iii) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Bank in writing; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure indebtedness outstanding on the date hereof or permitted to be incurred hereunder; and (v) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Borrower's assets (collectively "Permitted Liens").

     3.08 ERISA. If the Borrower has a pension, profit sharing or retirement plan subject to the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder ("ERISA"), such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

     3.09 TAXES. The Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

     3.10 ENVIRONMENTAL COMPLIANCE. The Borrower has implemented and complied in all material respects with all applicable federal, state and local laws, ordinances, statutes and regulations with respect to hazardous or toxic wastes, substances or related materials, industrial hygiene or environmental conditions. There are no suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its property claiming violations of any federal, state or local law, ordinance, statute or regulation relating to hazardous or toxic wastes, substances or related materials.

                                   SECTION IV
                                   COVENANTS

     The Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as the Borrower


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is indebted to the Bank under this Agreement, the Borrower shall, unless the
Bank otherwise consents in writing:

     4.01 PRESERVATION OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS. Maintain and preserve its existence and all rights and privileges now enjoyed; not liquidate or dissolve, merge or consolidate with or into, or acquire any other business organization other than acquisitions of up to $5,000,000 per acquisition and $15,000,000 in the aggregate and acquisitions of companies that are payable solely in stock issued by the Borrower or a combination of stock and up to 30% cash per acquisition but in no event more than $15,000,000 cash in the aggregate, provided however that cash acquisitions may not be made with borrowed funds; and conduct its business in accordance with all applicable laws, rules and regulations.

     4.02 MAINTENANCE OF INSURANCE. Maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and maintain such other insurance and coverages as may be required by the Bank.

     4.03 PAYMENT OF OBLIGATIONS AND TAXES. Make timely payment of all assessments and taxes and all of its liabilities and obligations unless the same are being contested in good faith.

     4.04 INSPECTION RIGHTS. At any reasonable time and from time to time permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Borrower and to discuss the business and operations of the Borrower with any employee or representative thereof. If the Borrower now or at any time hereafter maintains any records (including, but not limited to, computer generated records and computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records it may request, all at the Borrower's expense, the amount of which shall be payable immediately upon demand.

     4.05 REPORTING REQUIREMENTS. Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

          A. ANNUAL STATEMENTS. Not later than 120 days after the end of each of the Borrower's fiscal years, a copy of the annual audited financial report, the annual consolidating financial report and Securities Exchange Commission Form 10-K of the Borrower for such year, which report shall be prepared by a firm of certified public accountants acceptable to Bank and not later than 60 days after the end of each of the Borrower's fiscal years, a copy of the Borrower's financial projections for the succeeding year.

          B. INTERIM STATEMENTS. Not later than 45 days after the end of each fiscal quarter, the Borrower's financial statement and Securities Exchange Commission Form 10-Q as of the end of such quarter.

          C. SEMI-ANNUAL REPORTS. Not later than 60 days after the end of each January and July of each year, a copy of the Borrower's status report on its fixed price contracts in excess of $500,000.00 and on its existing and new reserves established by Borrower in connection with Borrower's business operations and/or financial performance, such listing and summary to contain such additional information as may be required by Bank from time to time.

          D. COMPLIANCE CERTIFICATE. Concurrently with the delivery of the financial reports required hereunder, a compliance certificate stating that the Borrower is in compliance with all covenants contained herein and that no Event of Default or potential Event of Default has occurred or is continuing, and certified to by the chief financial officer of the Borrower.

          E. OTHER INFORMATION. Promptly upon the Bank's request, such other information pertaining to the Borrower or any Guarantor as the Bank may reasonably request, including but not limited to all public documents and notices filed with any federal or state agency.

     4.06 REDEMPTION OR REPURCHASE OF STOCK. Not redeem or repurchase any class of the Borrower's stock now or hereafter outstanding; except up to $25,000,000 of repurchased stock in the aggregate during calendar year 1998 and 1999.

     4.07 PAYMENT OF DIVIDENDS: Not declare or pay any dividends on any class of stock now or hereafter outstanding except dividends payable solely in the Borrower's capital stock.

     4.08 ADDITIONAL INDEBTEDNESS. Without prior Bank approval, not, after the date hereof, create, incur or assume, directly or indirectly, any liability or indebtedness other than (i) indebtedness owed or to be owed to the Bank or (ii)

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

indebtedness to trade creditors incurred in the ordinary course of the Borrower's business or (iii) indebtedness incurred in the ordinary course of business as purchase money financing for the purchase of equipment or subordinated debt of up to $3,000,000 in the aggregate.

     4.09 LOANS. Not make any loans or advances or extend credit to any third person, including, but not limited to, directors, officers, shareholders, partners, employees, affiliated entities or subsidiaries of the Borrower other than the guarantors hereunder, except for credit extended in the ordinary course of the Borrower's business as presently conducted and except loans of up to $250,000 per transaction and $1,000,000 in the aggregate.

     4.10 LIENS AND ENCUMBRANCES. Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust or other lien including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrower's properties, or execute or allow to be filed any financing statement or continuation thereof affecting any such properties, except for Permitted Liens and as otherwise provided in this Agreement and except for purchase money security interests securing indebtedness of up to $3,000,000.

     4.11 TRANSFER ASSETS. Not sell, contract for sale, transfer, convey, assign, lease or sublet any of its assets except for the sale of the Borrower's real property and except in the ordinary course of business as presently conducted by the Borrower, and then, only for full, fair and reasonable consideration.

     4.12 CHANGE IN THE NATURE OF BUSINESS. Not make any material change in its financial structure or in the nature of its business as existing or conducted as of the date of this Agreement.

     4.13 FINANCIAL CONDITION. Maintain at all times:

          A. NET WORTH. A minimum effective tangible net worth of not less than $73,000,000.00 as such amount may be reduced by (i) stock repurchases as provided for in Section 4.06 hereof and (ii) non-cash charges in connection with acquisitions.

          B. DEBT TO NET WORTH RATIO. A debt to effective tangible net worth ratio of not more than 1.5 to 1.

          C. PROFITABILITY. A minimum net profit after tax of at least $1.00 at the end of each fiscal quarter.

          D. CURRENT RATIO. A ratio of current assets to current liabilities of not less than 1.5 to 1.

     For purposes of the foregoing, the term "effective tangible net worth" shall mean the Borrower's stated net worth less all its intangible assets
(i.e., goodwill, trademarks, patents, copyrights, organization expense and similar intangible items) but including leaseholds and leasehold improvements and plus indebtedness subordinated (by its terms or by written agreement) to indebtedness owed by the Borrower to the Bank and plus non-majority-owned equity investments and the term "debt" shall mean all of the Borrower's direct or contingent liabilities excluding indebtedness subordinated (by its terms or by written agreement) to indebtedness owed by the Borrower to the Bank.

     4.14 NOTICES. Give prompt written notice to the Bank of any and all (i) Events of Default, (ii) litigation, arbitration or administrative proceedings to which the Borrower is a party and in which the claim or liability exceeds $1,000,000.00.

     4.15 CAPITAL EXPENSE. Without prior Bank approval, not make any fixed capital expenditure or any commitment therefor, including, but not limited to, incurring liability for leases which would be, in accordance with generally accepted accounting principles, reported as capital leases, or purchase any real or personal property in an aggregate amount exceeding $10,000,000 in any one fiscal year.

     4.16 ENVIRONMENTAL COMPLIANCE. The Borrower shall:

          A. Implement and comply in all material respects with all applicable federal, state and local laws, ordinances, statutes and regulations with respect to hazardous or toxic wastes, substances or related materials, industrial hygiene or to environmental conditions.

          B. Give prompt written notice of any discovery of or suit, proceeding, claim, dispute, threat, inquiry or filing respecting hazardous or toxic wastes, substances or related materials.

          C. At all times indemnify and old harmless Bank from and against any and all liability arising out of the use, generation, manufacture, storage, handling, treatment, disposal or presence of hazardous or toxic wastes, substances or related materials.


                                   SECTION V
                               EVENTS OF DEFAULT

     Any one or more of the following described events shall constitute an event of default (an "Event of Default") under this Agreement.

     5.01 NON-PAYMENT. The Borrower shall fail to pay any payment of principal or interest or any other sum referred to in this Agreement within 5 days of when due.

     5.02 PERFORMANCE UNDER THIS AGREEMENT. The Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement relating to this Agreement and any such failure shall continue unremedied for more than 30 days after the occurrence thereof.

     5.03 OTHER AGREEMENTS. If there is a default under any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness.

     5.04 REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS. Any representation or warranty made by the Borrower under or in connection with this Agreement or any financial statement given by the Borrower or any Guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

     5.05 INSOLVENCY. The Borrower or any Guarantor shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or a substantial part of its properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

     5.06. EXECUTION. Any writ of execution or attachment or any judgment lien shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

     5.07 REVOCATION OR LIMITATION OF GUARANTY. Any Guaranty shall be revoked or limited or its enforceability or validity shall be contested by any Guarantor, by operation of law, legal proceeding or otherwise or any Guarantor who is a natural person shall die.

     5.08 SUSPENSION. The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Borrower's business as now conducted.

     5.09 CHANGE IN OWNERSHIP. There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 20% of the issued and outstanding capital stock of the Borrower.

                                   SECTION VI
                              REMEDIES ON DEFAULT

     Upon the occurrence of any Event of Default, the Bank may, at its sole election, without demand and upon only such notice as may be required by law;

     6.01 ACCELERATION. Declare any or all of the Borrower's indebtedness owing to the Bank, whether under this Agreement or under any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

     6.02 CEASE EXTENDING CREDIT. Cease making Advances or otherwise extending credit to or for the account of the Borrower under this Agreement or under any other agreement now existing or hereafter entered into between the Borrower and the Bank.

     6.03 TERMINATION. Terminate this Agreement as to any future obligation of the Bank without affecting the Borrower's obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

     6.04 LETTERS OF CREDIT. Require the Borrower to pay immediately to the Bank, for application against drawings under any outstanding Letters of Credit, the outstanding principal amount of any such Letters of Credit which have not expired. Any portion of the amount so paid to the Bank which is not applied to satisfy draws under any such Letters of Credit or any other obligations of the Borrower to the Bank shall be repaid to the Borrower without interest.

     6.05 FOREIGN EXCHANGE CONTRACTS. Require the Borrower to pay immediately to the Bank, for application against the future settlement price under any outstanding Foreign Exchange Contracts, the outstanding face amount of any such Foreign Exchange Contracts which have not matured or settled and Borrower hereby grants to Bank a security interest in and to such funds. Any portion of the amount so paid to the Bank which is not subsequently applied to satisfy repayment on any such matured Foreign Exchange Contracts or any other obligations of the Borrower to the Bank shall be repaid to the Borrower without interest.

     6.06 NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank, or otherwise.


                                  SECTION VII
                            MISCELLANEOUS PROVISIONS

     7.01 AMOUNTS PAYABLE ON DEMAND. If the Borrower fails to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrower's failure to pay such amount, create an Advance in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided under the Line of Credit.

     7.02 DEFAULT INTEREST RATE: If an Event of Default, or an event which, with notice or passage of time could become an event of Default, has occurred or is continuing, the Borrower shall pay to the Bank interest on any Indebtedness or amount payable under this Agreement at a rate which is 3% in excess of the rate or rates then in effect under this Agreement.

     7.03 DISPUTE RESOLUTION. It is understood and agreed that upon the request of any party to this agreement any dispute, claim, or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable now existing or hereinafter arising between the parties in any way arising out of, pertaining to or in connection with: (1) this Agreement, or any related agreements, documents, or instruments, (2) all past and present loans, credits, accounts, deposit accounts (whether demand deposits or time deposits), safe deposit boxes, safekeeping agreements, guarantees, letters of credit, goods or services, or other transactions, contracts or agreements of any kind, (3) any incidents, omissions, acts, practices, or occurrences causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or (4) any aspect of the past or present relationships of the parties, shall be resolved through a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. ("J*A*M*S") as follows:

          a) Step 1 -- Mediation: At the request of any party to the dispute, claim or controversy of the matter shall be referred to the nearest office of J*A*M*S for mediation, that is, an informal, non-binding conference or conferences between the parties in which a retired judge or justice for the J*A*M*S panel will seek to guide the parties to a resolution of the case.

          b) Step ll - Unsecured Contracts - Arbitration: Should any dispute, claim or controversy remain unresolved at the conclusion of the Step l Mediation Phase then all such remaining matters shall be resolved by final and binding arbitration before a different judicial panelist, unless the parties shall agree to have the mediator panelist act as arbitrator. The hearing shall be conducted at a location determined by the arbitrator in San Diego County and shall be administered by and in accordance with the then existing Rules of Practice and Procedure of Judicial Arbitration & Mediation Services, Inc., and judgement upon any award rendered by the arbitrator may be entered by any State or Federal Court having jurisdiction thereof. The arbitrator shall determine which is the prevailing party and shall include in the award that party's reasonable attorneys fees and costs. This subparagraph (b) shall apply only if, at the time of the submission of the matter to J*A*M*S, the dispute(s) or issue(s) do(es) not arise out of a transaction(s) which is/are secured by real property collateral or, if so secured, all parties consent to such submission.

          As soon as practicable after selection of the arbitrator, the arbitrator or his/her designated representative shall determine a reasonable estimate of anticipated fees and costs of the Arbitrator, and render a statement to each party setting forth that party's pro-rata share of said fees and costs. Thereafter each party shall, within 10 days of receipt of said statement, deposit said sum with the Arbitrator. Failure of any party to make such a deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend the claim which is the subject of the arbitration, but shall not otherwise serve to abate, stay or suspend the arbitration proceedings.

          c) Step ll - Contracts Secured By Real Estate - Trial by Court Reference [Section 638 (1)] Code of Civil Procedure): If the dispute, claim or controversy is not one required or agreed to be submitted to arbitration as provided by subparagraph (b) and has not been resolved by Step l mediation, them any remaining dispute, claim or controversy shall be submitted for determination by a trial on Order of Reference conducted by a retired judge or justice from the panel of J*A*M*S appointed pursuant to the provisions of California Code of Civil Procedure Section 638(1) or any amendment, addition or successor section thereto to hear the case and report a statement of decision thereon. The parties intend this general reference agreement to be specifically enforceable in accordance with said section. If this parties are unable to agree upon a member of the J*A*M*S panel to act as referee then one shall be appointed by the Presiding Judge of the county wherein the hearing is to be held. The parties shall pay in advance, to the referee, the estimated reasonable fees and costs of the reference, as may be specified in advance by the referee. The parties shall initially share equally, by paying their proportionate amount of the estimated fees and costs of the reference. Failure of any party to make such a fee deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend the cause(s) of action which is(are) the subject of the reference, but shall not otherwise serve to abate, stay or suspend the reference proceeding.

          d) Provisional Remedies. Self Help and Foreclosure: No provision of, or the exercise of any right(s) under subparagraph (b), nor any other provision of this Dispute Resolution Provision, shall limit the right of any party to exercise self help remedies such as set off, to foreclose against any real or personal property collateral, or obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from any court having jurisdiction before, during or after the pendency of any arbitration. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for provisional remedies pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.

     7.04 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART,

TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      7.05 ACCOUNTING AND OTHER TERMS. All references to financial statements, assets, liabilities and similar accounting terms not specifically defined in this Agreement shall mean such financial statements prepared and such terms determined in accordance with generally accepted accounting principles consistently applied. Except where otherwise specified in this Agreement, all financial data submitted or to be submitted to the Bank pursuant to this Agreement shall be prepared in accordance with generally accepted accounting principles consistently applied. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the California Uniform Commercial Code.

      7.06 RELIANCE. Each warranty, representation, covenant and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants or agreements which the Borrower shall now or hereafter give, or cause to be given, to the Bank.

      7.07 ATTORNEYS' FEES. Borrower shall pay to the Bank all costs and expenses, including but not limited to reasonable attorneys fees, incurred by Bank in connection with the administration, enforcement, including any bankruptcy, appeal or the enforcement of any judgment or any refinancing or restructuring of this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder.

      7.08 NOTICES. All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by Western Union telegram, addressed to the address set forth below such party's signature to this Agreement or to such other address as may be specified from time to time in writing by either party to the other.

      7.09 WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder or under any other document, instrument or agreement mentioned herein constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

      7.10 CONFLICTING PROVISIONS. To the extent that any of the terms or provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

      7.11 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell, assign or grant participations in all or any portion of its rights and benefits hereunder. The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower.

      7.12 JURISDICTION. This Agreement, any notes issued hereunder, and any documents, instruments or agreements mentioned or deferred to herein shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

      7.13 HEADINGS. The headings set forth herein are solely for the purpose of identification and have no legal significance.


      7.14 ENTIRE AGREEMENT. This Agreement and the Loan Documents shall constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties or pertaining to the transactions contemplated hereunder that are not incorporate or referenced in this Agreement or the Loan Documents are superseded hereby.

        IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                   BORROWER:

SANWA BANK CALIFORNIA                   MAXWELL TECHNOLOGIES, INC.


By:                                     By:       /s/ GARY DAVIDSON
   ------------------------------          -----------------------------------

                                              VP Finance & Admin./CFO
---------------------------------       --------------------------------------
        (Name/Title)                                (Name/Title)



Address:                                By:
        -------------------------       ---------------------------------------

---------------------------------       ---------------------------------------
                                                     (Name/Title)
---------------------------------

                                        Address:
                                                -------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                  FIRST AMENDMENT TO LINE OF CREDIT AGREEMENT

     This First Amendment to Line of Credit Agreement (the "Amendment") is made and entered into this 29th day of May, 1998, by and between SANWA BANK CALIFORNIA (the "Bank") and MAXWELL TECHNOLOGIES, INC. (the "Borrower") with respect to the following:

     This Amendment shall be deemed to be a part of and subject to that certain Line of Credit Agreement dated as of March 4, 1998, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

     WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

     NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

          1. MODIFICATION OF PROFITABILITY. Section 4.13C. of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          C. PROFITABILITY. A minimum net profit after tax of at least $1.00 at the end of each fiscal quarter, to be determined without regard to non-cash charges as the result of corporate acquisitions.

          2. REPRESENTATIONS AND WARRANTIES. The Borrower hereby reaffirms the representations and warranties contained in the Agreement and represents that no event, which with notice or lapse of time, could become an Event of Default, has occurred or is continuing.

          3. CONFIRMATION OF OTHER TERMS AND CONDITIONS OF THE AGREEMENT. Except as specifically provided in this Amendment all other terms, conditions and covenants of the Agreement [and the Deed of Trust] unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in this Agreement, as hereby amended.

          4. GOVERNING LAW. This Amendment shall be governed and construed in accordance with the laws of the State of California to which jurisdiction the parties hereto hereby consent and submit.

          5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.


BANK:                                        BORROWER:

SANWA BANK CALIFORNIA                        MAXWELL TECHNOLOGIES, INC.

By: /s/ RICK YOUNG                           /s/ JOSEPH C. STUMPS
    ------------------                       ----------------------------------
    Vice President                           Vice President, Financial Planning
----------------------                       ----------------------------------
      Name/Title                                          Name/Title

By:                                          /s/ GARY DAVIDSON
    ------------------                       ----------------------------------
                                                             CFO
----------------------                       ----------------------------------
      Name/Title                                          Name/Title

May 22, 1998

Mr. Gary Davidson
Chief Financial Officer
MAXWELL TECHNOLOGIES, INC.
9275 Sky Park Court
San Diego, CA 92123

RE: Loan Agreement Amendment dated May 29, 1998.

Dear Mr. Davidson:

In reviewing your financial statements each quarter, additional information will be required in order to monitor compliance with the proposed change to section 4.13C of the loan agreement as it relates to maintaining "A minimum net profit after tax of at least $1.00 at the end of each fiscal quarter, to be determined without regard to non-cash charges as the result of corporate acquisitions."

Therefore, the Bank would like to request (as stipulated under section 4.05E. Other Information) that you provide a quarterly report, not later than 45 days after the end of each fiscal quarter, detailing 1) all non-recurring charges for the quarter, including but not limited to, the dollar amount of the charge and the reason for the charge and 2) non-cash charges for the quarter as the result of acquisition(s), including but not limited to, the company name(s) of the acquisition(s), the dollar amount of the charge(s) and the reason for the charge(s).

This information will be extremely helpful to us and insure strong communication as it relates to the financial performance of the company.

If you agree to the above, please sign below as evidence of your acknowledgment and acceptance.

Sincerely,

/s/ Rick Young
-----------------
Rick Young
Vice President
                               Acknowledged and Accepted this 29th of May, 1998.

                               /s/ Gary Davidson
                               -----------------------
                               Gary Davidson
                               Chief Financial Officer